UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Harte-Hanks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HARTE-HANKS, INC.

200 Concord Plaza Drive, Suite 800

San Antonio, Texas 78216

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2007

As a stockholder of Harte-Hanks, Inc., you are hereby given notice of, and invited to attend in person or by proxy, the Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is to be held at the DoubleTree Hotel, 37 NE Loop 410, San Antonio, Texas 78216, on Tuesday, May 15, 2007, at 8:30 a.m. Central Time, for the following purposes:

1.	To elect three Class II directors, each for a three-year term; and

2.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 30, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting, you may assure your shares are represented at the meeting by promptly voting and submitting your proxy by telephone, by Internet, or by signing, dating and mailing the enclosed proxy card in the enclosed stamped envelope for which no additional postage is required if mailed in the United States.

By Order of the Board of Directors,

Bryan J. Pechersky

Senior Vice President, General Counsel and Secretary

San Antonio, Texas

April 13, 2007

YOUR VOTE IS IMPORTANT.

PLEASE VOTE BY TELEPHONE, BY INTERNET OR EXECUTE AND RETURN

PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

HARTE-HANKS, INC.

200 Concord Plaza Drive, Suite 800

San Antonio, Texas 78216

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2007

This Proxy Statement is furnished to stockholders of Harte-Hanks, Inc. (“Harte-Hanks” or the “Company”) for use at the 2007 Annual Meeting of Stockholders to be held on Tuesday, May 15, 2007 at 8:30 a.m. (Central Time) at the DoubleTree Hotel, 37 NE Loop 410, San Antonio, Texas 78216 (the “Annual Meeting”). The enclosed proxy is solicited on behalf of our Board of Directors (the “Board”). A stockholder voting by phone, by Internet or by executing the accompanying proxy card has the right to revoke it at any time prior to the voting thereof by delivering notification to our Corporate Secretary in writing, duly executing a subsequent proxy card or attending the Annual Meeting and voting in person. Unless a contrary choice is so indicated, all votes sent via telephone or the Internet and all duly executed proxies received by us will be voted in accordance with the instructions described by the Company on the proxy card. The record date for stockholders entitled to vote at the Annual Meeting is the close of business on March 30, 2007 (the “Record Date”). The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent or given to stockholders is April 13, 2007.

VOTING PROCEDURES

The accompanying proxy card is designed to permit each stockholder of record at the Record Date to vote in the election of Class II directors, as further described in this Proxy Statement. The proxy card provides space for a stockholder to vote in favor of or to withhold voting for the nominees for Class II directors.

The holders of a majority of all of the shares of common stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned or postponed until a quorum is obtained. Abstentions and broker “non-votes” are counted as present at the Annual Meeting for purposes of determining whether a quorum is present. A broker “non-vote” occurs when a nominee, such as a bank or a broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner with respect to that vote. Absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote shares with respect to the approval of non-routine matters. The election of Class II directors will be decided by a plurality of the votes cast at the Annual Meeting. For that reason, abstentions and broker non-votes will not affect the outcome of the election of directors.

If you are not voting by telephone or the Internet, stockholders are urged to sign the enclosed proxy card and return it promptly. When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented are voted by the proxies designated on the proxy card in accordance with the stockholder’s instructions. The proxies for the stockholders are Larry Franklin and Houston H. Harte.

As of the Record Date, there were 74,602,935 shares of common stock outstanding, which were held by approximately 2,755 holders of record. Each owner of record on the Record Date is entitled to one vote for each share of common stock held.

The enclosed proxy card is solicited on behalf of our Board. We will pay the cost of soliciting proxies in the accompanying form. Our officers and other employees may solicit proxies by mail, telephone, Internet or fax. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

Stockholders with shares registered directly with Computershare Trust Company, N.A., our transfer agent, may vote telephonically by calling 1-800-652-VOTE (8683) or may vote via the Internet at the following address on the World Wide Web: www.investorvote.com (follow the instructions on your screen). A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Computershare for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form or you may vote via the Internet at the following address on the World Wide Web: www.proxyvote.com (follow the instructions on your screen). Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

MATTERS TO BE BROUGHT BEFORE THE MEETING

Proposal No. 1 — Election of Class II Directors

The current number of members of our Board is eight. Our Board is divided into three classes, each of which serves for a three-year term. One class of directors is elected each year at the annual meeting of stockholders. The current term of our three Class II directors will expire at the Annual Meeting. The Class II directors elected in 2007 will serve for a term of three years, which expires at the annual meeting of stockholders in 2010 or when their successors are elected and qualified.

The affirmative vote of a plurality of the shares voting at the Annual Meeting, in person or by proxy, is required for the election of each nominee for director. Unless otherwise specified, the proxies received from our stockholders will be voted for the election of the listed nominees.

The nominees for Class II directors are William F. Farley, Larry Franklin, and William K. Gayden. Each nominee is a current member of our Board. Our Board believes that each nominee will be available and able to serve as a director. If, however, a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend, or the Board may reduce the number of directors to eliminate the vacancy consistent with the requirement to maintain nearly equal classes, or if any director is unable to serve his full term, the Board may by resolution provide for a lesser number of directors or by a majority vote of the directors then in office may designate a substitute.

Information with respect to the nominees is set forth in the section of this Proxy Statement entitled “Management.” We believe that our directors and officers currently intend to vote their shares in favor of each of the nominees for Class II directors.

THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE “FOR”

EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

Other Business

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matter set forth above. Should any other matter requiring a vote of stockholders properly arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 30, 2007, the beneficial ownership of each current director, each nominee for director, each executive officer included in the Summary Compensation table (the “Named Executive Officers”), our directors and executive officers as a group, and each stockholder known to management to own beneficially more than 5% of our common stock. Except as noted below, each named person has sole voting power and dispositive power with respect to the shares shown.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock	Percent of Class
Larry Franklin (2)	11,019,220	14.7%
Houston H. Harte (3)	9,985,473	13.4%
David L. Copeland (4)	9,109,663	12.2%
Ariel Capital Management, Inc. (5)	8,327,327	11.2%
Shelton Family Foundation	4,691,000	6.3%
Christopher M. Harte (6)	1,804,362	2.4%
Richard M. Hochhauser (7)	1,108,702	1.5%
Gary J. Skidmore (8)	350,181	*
Peter E. Gorman (9)	231,223	*
Kathy S. Calta (10)	195,268	*
Dean H. Blythe (11)	152,500	*
William K. Gayden (12)	53,536	*
William F. Farley (13)	18,324	*
Judy C. Odom (14)	16,266	*
All Executive Officers and Directors as a Group (15 persons) (15)	26,199,482	34.0%

*	Less than 1%.

(1)	The address of Ariel Capital Management, Inc. is 200 E. Randolph Drive, Suite 2900, Chicago, Illinois 60601. The address of the Shelton Family Foundation is 273 Walnut Street, Abilene, Texas 79601. The address of each other beneficial owner is c/o Harte-Hanks, Inc., 200 Concord Plaza Drive, Suite 800, San Antonio, Texas 78216.

(2)	Includes 453,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 3,358,358 shares owned by seven trusts for which Mr. Franklin serves as co-trustee and holds shared voting and dispositive power and to which he disclaims beneficial ownership; 680,200 shares held in trust for his children; 4,691,000 shares owned by the Shelton Family Foundation of which he is one of eight directors and to which he disclaims beneficial ownership; and 45,405 shares owned by the Franklin Family Foundation of which he is one of four directors and to which he disclaims beneficial ownership.

(3)	Includes 3,061,555 shares held by three limited partnerships of which he is the sole member of the general partner, but in which shares he has no pecuniary interest, and to which he disclaims beneficial ownership.

(4)	Includes 5,650 shares held as custodian for one of his children; 18,000 shares held as custodian for unrelated minors; 4,118,751 shares that are owned by 29 trusts for which Mr. Copeland serves as trustee or co-trustee and to which he disclaims beneficial ownership; 200,500 shares held by a limited partnership of which he is an officer of the general partner but in which shares he has no pecuniary interest and to which shares he disclaims beneficial ownership; 4,691,000 shares owned by the Shelton Family Foundation, of which he is one of eight directors and to which he disclaims beneficial ownership; 6,900 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 1,937 shares of stock subject to certain restrictions, which restrictions will be removed in January 2009; and 1,918 shares of stock subject to certain restrictions, which restrictions will be removed in February 2010.

(5)

Represents shares held by investment advisory clients of Ariel Capital Management, Inc. (“ACM”), no one of which to the knowledge of ACM owns more than 5% of the class. Includes shares to which ACM has sole voting power of 7,461,315 shares and sole dispositive power of 8,283,142 shares. Information relating to this stockholder is based on the stockholder’s Schedule 13G, filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2007.

(6)	Includes 1,100 shares held as custodian for his step-children and child; 1,245,001 shares owned by two trusts for which Mr. Harte serves as co-trustee and in which the trustees have shared voting and dispositive power and to which he disclaims beneficial ownership; 450 shares owned indirectly by Mr. Harte’s wife; 505,458 shares held by Spicewood Family Partners, Ltd., of which Mr. Harte is the sole general partner with exclusive voting and dispositive power over all the partnership’s shares; 6,900 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 1,937 shares of stock subject to certain restrictions, which restrictions will be removed in January 2009; and 1,918 shares of stock subject to certain restrictions, which restrictions will be removed in February 2010.

(7)	Includes 872,500 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 10,700 shares of stock subject to certain restrictions, which restrictions will be removed in January 2009; and 8,500 shares of stock subject to certain restrictions, which restrictions will be removed in February 2010.

(8)	Includes 305,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 4,115 shares of stock subject to certain restrictions, which restrictions will be removed in January 2009; 4,768 shares of stock subject to certain restrictions, which restrictions will be removed in February 2010; and 2,382 shares held in two trusts for which Mr. Skidmore serves as trustee.

(9)	Includes 202,500 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 5,928 shares of stock subject to certain restrictions, which restrictions will be removed in January 2009; and 2,755 shares of stock subject to certain restrictions, which restrictions will be removed in February 2010.

(10)	Includes 183,850 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 5,293 shares of stock subject to certain restrictions, which restrictions will be removed in January 2009; and 6,125 shares of stock subject to certain restrictions, which restrictions will be removed in February 2010.

(11)	Includes 145,000 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 3,200 shares of stock subject to certain restrictions, which restrictions will be removed in January 2009; and 4,300 shares of stock subject to certain restrictions, which restrictions will be removed in February 2010.

(12)	Includes 6,900 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 1,937 shares of stock subject to certain restrictions, which restrictions will be removed in January 2009; and 1,918 shares of stock subject to certain restrictions, which restrictions will be removed in February 2010.

(13)	Includes 5,650 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 1,937 shares of stock subject to certain restrictions, which restrictions will be removed in January 2009; 1,918 shares of stock subject to certain restrictions, which restrictions will be removed in February 2010; and 124 shares held by Mr. Farley’s spouse, as to which beneficial ownership is disclaimed.

(14)	Includes 5,650 shares that may be acquired upon the exercise of options exercisable within the next 60 days; 1,937 shares of stock subject to certain restrictions, which restrictions will be removed in January 2009; and 1,918 shares of stock subject to certain restrictions, which restrictions will be removed in February 2010.

(15)	Includes 2,373,600 shares that may be acquired upon the exercise of options exercisable within the next 60 days and 86,989 shares of stock subject to certain restrictions, which restrictions will be removed at various times in January 2009 and February 2010.

MANAGEMENT

The following table sets forth certain information about our current directors and executive officers:

Name	Age	Position
David L. Copeland	51	Director (Class I)
William F. Farley	63	Director Nominee (Class II)
Larry Franklin	64	Director Nominee (Class II); Chairman
William K. Gayden	65	Director Nominee (Class II)
Christopher M. Harte	59	Director (Class I)
Houston H. Harte	80	Director (Class III); Vice Chairman
Richard M. Hochhauser	62	Director (Class III); President and Chief Executive Officer
Judy C. Odom	54	Director (Class III)
Dean H. Blythe	48	Executive Vice President and Chief Financial Officer
Kathy L. Calta	49	Executive Vice President – Direct Marketing
Peter E. Gorman	58	Executive Vice President – Shoppers
Gary J. Skidmore	52	Executive Vice President – Direct Marketing
William A. Goldberg	50	Senior Vice President – Direct Marketing
Bryan J. Pechersky	36	Senior Vice President, General Counsel and Secretary
Jessica M. Huff	46	Vice President – Finance, Controller and Chief Accounting Officer

Class II directors are to be elected at the Annual Meeting. Messrs. Farley, Franklin, and Gayden are nominees for re-election as Class II directors. The term of Class I directors expires at the 2009 annual meeting of stockholders, and the term of Class III directors expires at the 2008 annual meeting of stockholders.

David L. Copeland has served as a director of the Company since 1996. He has been employed by SIPCO, Inc., the management and investment company for the Andrew B. Shelton family, since 1980 and currently serves as its president. He also serves as a director of First Financial Bankshares, Inc., a financial holding company.

William F. Farley has served as a director of the Company since October 2003. He also serves as a director of Wilsons The Leather Experts Inc., a leading retailer of leather apparel and accessories. He served as Chairman and Chief Executive Officer of Science, Inc., a medical device company, from 2000 to 2002. He also served as President and Chief Executive Officer of Kinnard Investments, a financial services holding company, from 1997 to 2000. From 1990 to 1996, he served as Vice Chairman of U.S. Bancorp, a financial services holding company.

Larry Franklin has served as a director of the Company since 1974. Mr. Franklin was Chief Executive Officer of the Company from 1991 until April 2002 and executive Chairman until December 31, 2005.

William K. Gayden has served as a director of the Company since 2001. He is chairman and chief executive officer of Merit Energy Company, a private firm specializing in direct investments in oil and gas producing properties, which he formed in 1989.

Christopher M. Harte has served as a director of the Company since 1993. He is a private investor and served as president of the Portland Press Herald and Maine Sunday Telegram for approximately two years beginning June 1992. Prior to becoming president of the Portland newspapers, Mr. Harte spent nine years with Knight-Ridder Newspapers, during which time he served as president and publisher of two newspapers and in other positions. He also serves as a director of Geokinetics, Inc., a provider of three-dimensional seismic acquisition services to U.S. oil and gas businesses. Mr. Harte is the nephew of Houston H. Harte.

Houston H. Harte has served as a director of the Company since 1952 and served as Chairman of the Board from 1972 until May 1999. Since May 1999, Mr. Harte has served as Vice Chairman of the Board of the Company. Mr. Harte is the uncle of Christopher M. Harte.

Richard M. Hochhauser has served as Chief Executive Officer of the Company since April 2002 and as a director since 1996. Mr. Hochhauser served as Chief Operating Officer of the Company from January 1998 until his appointment as Chief Executive Officer in April 2002. He also has served as President of Harte-Hanks Direct Marketing since 1987 and has held numerous other positions since joining the Company in 1975. Mr. Hochhauser also serves as a director of John Wiley & Sons, Inc., a publisher of print and electronic products.

Judy C. Odom has served as a director of the Company since September 2003. Since November 2002, she has served on the Board of Leggett & Platt, Incorporated, a diversified manufacturing company. She served on the Board of Storage Technology Corporation, a provider of data storage hardware and software products and services, from November 2003 to August 2005, when that company was sold. From 1985 until 2002, she held numerous positions, most recently Chief Executive Officer and Chairman of the Board, at Software Spectrum, Inc., a global business to business software services company, which she co-founded in 1983.

Dean H. Blythe served as Senior Vice President and Chief Financial Officer of the Company from June 2003 until January 1, 2007, when he was promoted to his present position of Executive Vice President and Chief Financial Officer. From November 2001 until February 2004 he served as Vice President – Legal and Secretary of the Company. Prior to joining the Company, he served as Managing Director of TDF Ventures LLC, an investment and transaction advisory firm he founded in 2000. During 2000, he was also Senior Vice President – Corporate Development of Concero, Inc., an information technology consulting firm, and from 1994 to 2000 he was Senior Vice President – Corporate Development, Secretary & General Counsel of Hearst-Argyle Television, Inc., an owner and operator of television stations.

Kathy L. Calta served as Senior Vice President – Direct Marketing of the Company from March 2004 until January 1, 2007, when she was promoted to her present position as Executive Vice President – Direct Marketing. She has previously served as Vice President – Direct Marketing of the Company. She has held various sales and management positions with the Company since 1986.

Peter E. Gorman has served as Executive Vice President-Shoppers of the Company since October 2005, and prior to that time he was Senior Vice President – Shoppers of the Company since 1996. He has been with the Company since 1979.

Gary J. Skidmore served as Senior Vice President – Direct Marketing from 2000 to January 1, 2007, when he was promoted to his present position as Executive Vice President – Direct Marketing. He has previously served as Vice President – Direct Marketing. He has been with the Company since 1994.

William A. Goldberg has served as Senior Vice President – Direct Marketing of the Company since March 2004 and previously served as Vice President – Direct Marketing of the Company. He has held various sales and management positions with the Company since 1978.

Bryan J. Pechersky has served as Senior Vice President, General Counsel and Secretary of the Company since March 12, 2007. Prior to joining the Company, he served as Senior Vice President, Secretary and Senior Corporate Counsel of Blockbuster Inc., a movie and game entertainment retailer. Before joining Blockbuster, from March 2004 until October 2005, he served as Deputy General Counsel and Secretary with Unocal, an international energy company that was acquired by Chevron in 2005, and was in private practice with the law firm of Vinson & Elkins L.L.P. from November 1996 until March 2004.

Jessica M. Huff has served as Controller and Chief Accounting Officer of the Company since 1996.

CORPORATE GOVERNANCE

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. During the past year, we continued to review our corporate governance policies and practices, the applicable federal securities laws regarding corporate governance, and the corporate governance standards of the New York Stock Exchange (the “NYSE”), the stock exchange on which our common stock is listed.

You can access and print, free of charge, the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as our Corporate Governance Principles, Business Conduct Policy, Code of Ethics and certain other polices and procedures at our website at www.harte-hanks.com under the heading “Corporate Governance.” Additionally, stockholders can request copies of any of these documents free of charge by writing to our Corporate Secretary at the following address:

Harte-Hanks, Inc.

200 Concord Plaza Drive, Suite 800

San Antonio, Texas 78216

Attention: Corporate Secretary

From time to time, these governance documents may be revised in response to changing regulatory requirements, evolving best practices and the concerns of our stockholders and other interested parties. We encourage you to check our website periodically for the most recent versions. Neither the Harte-Hanks website nor any other website included in this Proxy Statement is intended to function as a hyperlink, and the information contained on such websites is not a part of this Proxy Statement.

Independence of Directors

The Board has determined that each of Messrs. David L. Copeland, William F. Farley, William K. Gayden and Christopher M. Harte and Ms. Judy C. Odom qualify as independent directors in accordance with applicable federal securities laws and the rules of the NYSE. In determining independence, each year the Board affirmatively determines, among other items, that the directors have no material relationship with us or any of our subsidiaries pursuant to applicable federal securities laws and the rules of the NYSE. When assessing the materiality of a director’s relationship with us, if any, the Board considers all known relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to us as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. Mr. Copeland’s son is a member of the transactional services group of KPMG LLP, the Company’s independent registered public accounting firm. Based on the nature of the services provided by the transactional services group and the fact that the Company has not purchased such transactional services from KPMG, this relationship was deemed not to be material for purposes of the Board’s independence determination regarding Mr. Copeland.

Meeting Attendance and Committees of the Board

The Board held seven meetings during 2006. Each member of the Board participated in at least 75% of all Board meetings and all Board committee meetings of which he or she was a member that were held during the period that he or she served as a director, committee member or both. Executive sessions of non-management directors are held regularly at the end of each regular Board meeting to consider other issues that they may determine from time to time without the presence of any member of management. The Chairman of the Board, Larry Franklin, presides at these meetings. We do not have a formal policy regarding director attendance at the annual meeting of stockholders, but all directors are encouraged to attend. All directors attended the 2006 annual meeting of stockholders.

The Board has established the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which acts pursuant to a written charter. The functions of these committees and their current members are described below.

Audit Committee.    The Audit Committee currently consists of David L. Copeland (Chairman), William F. Farley and Christopher H. Harte. The Board has determined that each member of the Audit Committee meets the independence requirements and the financial literacy requirements under applicable federal securities laws and the rules of the NYSE. The Board has also determined that each of Messrs. Copeland and Farley meet the criteria for “audit committee financial expert” as defined by applicable federal securities rules. A copy of the Audit Committee Charter is available on our website at www.harte-hanks.com under the heading “Corporate Governance.” During 2006, the Audit Committee met 12 times.

Compensation Committee.    The Compensation Committee currently consists of Judy C. Odom (Chairman), William K. Gayden and William F. Farley. The Compensation Discussion and Analysis, which is set forth below, more fully describes the members, activities and responsibilities of the Compensation Committee. A copy of the Compensation Committee Charter is available on our website at www.harte-hanks.com under the heading “Corporate Governance.” During 2006, the Compensation Committee met three times.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee currently consists of Christopher M. Harte (Chairman), Judy C. Odom and William K. Gayden. The Board has determined that each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of the rules of the NYSE. The primary functions of the Nominating and Corporate Governance Committee are to: (a) develop, recommend to the Board, implement and maintain the Company’s corporate governance principles and policies, (b) identify, screen and recruit, consistent with criteria approved by the Board, qualified individuals to become Board members, (c) recommend the slate of director nominees to be elected at the next annual meeting of stockholders, (d) assist the Board in determining the appropriate size, function, operation and composition of the Board and its committees and (e) oversee the evaluation of the Board and management. A copy of the Nominating and Governance Committee Charter is available on our website at www.harte-hanks.com under the heading “Corporate Governance.” During 2006, the Nominating and Corporate Governance Committee met three times.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee of our Board is or has been an officer or employee of the Company. All members of the Compensation Committee participate in decisions related to compensation of our executive officers. No interlocking relationship exists between our Board and the board of directors or compensation committee of any other company.

Director Nomination Process

The Nominating and Corporate Governance Committee identifies suitable candidates for the Board and recommends the slate of nominees to the Board. Candidates are selected based upon certain criteria including the individual’s background, experience, expertise, financial acumen and diversity. The Nominating and Corporate Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Stockholders may submit director candidates to our Corporate Secretary at the following address: 200 Concord Plaza Drive, Suite 800, San Antonio, Texas, 78216. Any director candidates submitted by a stockholder will be evaluated in the same manner as other director candidates. All such submissions should include the appropriate biographical information as provided in our bylaws, as well as adhere to the advance notice provisions of our bylaws, which are addressed under “Proposals for 2008 Annual Meeting of Stockholders” below. The Nominating and Corporate Governance Committee may use the services of third parties to identify and evaluate potential director nominees for the Board.

Communications with Directors

The Board provides a process to enhance the ability of stockholders and other interested parties to communicate with our directors. Stockholders and other interested parties may communicate with our Board, Board committees, individual non-management directors or the non-management directors as a group by writing to Board of Directors – Stockholder Communication, Harte-Hanks, Inc., P.O. Box 1767, San Antonio, Texas 78291. Our independent directors have instructed the Chairman of the Nominating and Corporate Governance Committee, currently Christopher M. Harte, to collect and distribute all such communications to the intended recipient(s), assuming he reasonably determines in good faith that such communications do not relate to an improper or irrelevant topic.

Code of Ethics

We have established a corporate compliance program as part of our commitment to responsible business practices in the communities in which we operate. We have adopted a Business Conduct Policy applicable to all our directors, officers and employees which promotes the fair, ethical, honest and lawful conduct in their business relationships with other employees, customers, suppliers, competitors, government representatives and all other business associates. In addition, we have adopted a Code of Ethics applicable to our Chief Executive Officer and all our senior financial officers. Both our Business Conduct Policy and our Code of Ethics are available on our website at www.harte-hanks.com, under the heading “Corporate Governance.” Additionally, should there be any amendments to, or waivers from, a provision of the Code of Ethics, we currently intend to promptly post such information on our website.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires each director, officer and individual beneficially owning more than 10% of our common stock to file with the SEC reports of security ownership and reports on subsequent changes in ownership of our securities. Based solely on a review of copies of such reports, we believe all required Section 16(a) reports were timely filed and correctly made by reporting persons during 2006.

Indemnification of Officers and Directors

Our certificate of incorporation and bylaws require us to indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law. These documents also contain provisions that provide for the indemnification of our directors for third party actions and actions by or in the right of the Company that mirror Section 145 of the Delaware General Corporation Law.

Our certificate of incorporation also states that the Company has the power to purchase and maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. We also have and intend to maintain director and officer liability insurance, if available on reasonable terms.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board has adopted certain policies and procedures relating to its review, approval or ratification of any transaction in which the Company is a participant and that is required to be reported by the SEC’s rules and regulations regarding transactions with related persons. As set forth in the Nominating and Corporate Governance Committee’s charter, except for matters delegated by the Board to the Company’s Audit Committee, all proposed related transactions and conflicts of interest should be presented to the Nominating and Corporate Governance Committee for its consideration. If required by law, NYSE rules or SEC regulations, such transactions must obtain Nominating and Corporate Governance Committee approval. In reviewing any such transactions and potential transactions, the Nominating and Corporate Governance Committee may take into account a variety of factors that it deems appropriate, which may include, for example, whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, the value and materiality of such transaction, any affiliate transaction approval requirements that may be included in the Company’s debt agreements, any impact on the Board’s evaluation of a non-employee director’s independence or on such director’s eligibility to serve on one of the Board’s committees and any required public disclosures by the Company.

During 2006, in accordance with authority granted by the Board, we purchased common stock from Mr. Houston H. Harte, a member of our Board. On February 21, 2006, we purchased 300,000 shares of our common stock for $28.39 per share from Mr. Harte. On August 3, 2006, we purchased 100,000 shares of our common stock for $25.02 per share from Mr. Harte. On August 31, 2006, we purchased 100,000 shares of our common stock for $26.59 per share from Mr. Harte. On September 6, 2006, we purchased 100,000 shares of our common stock for $26.41 per share from Mr. Harte. On November 13, 2006, we purchased 100,000 shares of our common stock for $26.40 per share from Mr. Harte. The purchase price for these transactions was at or below the most recent closing price per share as of the time of the purchase.

EXECUTIVE COMPENSATION DISCUSSION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a description of how we evaluate and set our executives’ compensation. This includes a discussion of the compensation philosophy and principles that underlie our executive compensation policies and decisions. This discussion also provides qualitative information concerning how compensation is awarded to and earned by our executives, identifies the most significant factors relevant to the decisions we make and gives context to the data presented in the tables and narrative included below in this Proxy Statement.

Compensation Committee

The Compensation Committee currently consists of Judy C. Odom (Chairman), William K. Gayden and William F. Farley. The Board has determined that each member of the Compensation Committee meets the independence requirements of the rules of the NYSE, and each is an “outside director” in accordance with Section 162(m) of the Internal Revenue Code (the “Code”). Each member of the Compensation Committee is also a “non-employee director” (as defined in Rule 16b-3 under the Exchange Act) with regard to compensation and benefit plans subject to Rule 16b-3. Each member of the Compensation Committee either currently serves or has served as a senior executive of a large corporation, and has had extensive experience with compensation matters relating to senior executives of these organizations. A copy of the Compensation Committee Charter is available on our website at www.harte-hanks.com under the heading “Corporate Governance.”

The Compensation Committee is directly responsible for:

•	reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s (“CEO”) compensation;

•

evaluating the CEO’s performance in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by the Board), determining and approving the CEO’s compensation level based on this evaluation;

•	reviewing and approving other officer compensation;

•	making recommendations to the Board with respect to incentive compensation plans and equity-based plans; and

•	producing a Compensation Committee report as required by the SEC.

The Compensation Committee may appoint subcommittees for any purpose that it deems appropriate and may delegate to such subcommittees such power and authority as it deems appropriate. However, no subcommittee may consist of fewer than two members, and no subcommittee may be delegated any power or authority required by any law, regulation or listing standard to be exercised by our Compensation Committee as a whole. No subcommittees were formed or met in 2006.

The Compensation Committee met three times in 2006. At each of these meetings, both our CEO, Richard Hochhauser, and our CFO, Dean Blythe, attended a portion of the meeting. The Committee also met separately at each meeting with Mr. Hochhauser, and in executive session at each meeting with no member of management present. From time to time, non-Committee Board members also attended Compensation Committee meetings. During 2006, the Compensation Committee did not engage or retain any outside advisors, and, therefore, no outside advisors attended any Committee meeting in 2006.

Compensation Philosophy, Principles and Policies

Our executive compensation programs are designed to attract top-tier talent to the Company by offering competitive compensation packages, motivate our executives to work in the best interests of our stockholders by closely tying compensation to financial performance, and retain high performing individuals who will significantly contribute to our long-term success and the creation of stockholder value. Our fundamental philosophy is to link closely our executives’ compensation with the achievement of annual and long-term performance goals. We believe that compensation decisions are complex and best made after a deliberate review of Company performance and industry compensation levels. The Compensation Committee recommends compensation awards that are based upon Company, business unit and individual performance and that are designed to motivate our executives to achieve strategic business objectives and to continue to perform at the highest levels in the future. We include a significant equity component in our total compensation recommendations because we believe that equity-based compensation aligns the long-term interests of employees with those of our stockholders and that long-term incentive compensation assists in retaining key executives. In determining the particular elements of compensation that will be used to implement our overall compensation policies, the Committee takes into consideration a number of factors related to our performance, such as our earnings per share, profitability, revenue growth, and business-unit-specific operational and financial performance, as well as competitive practices among our peer group, which includes Axciom Corporation, Catalina Marketing Corporation, Choicepoint, Inc., Convergys Corporation, Equifax, Inc., Fair Isaac and Company, Incorporated, infoUSA, Inc., Sykes Enterprises, Incorporated, and Teletech Holdings, Inc. We also review more broad-based market data of companies of similar size or in similar industries, with such data either provided by outside compensation consultants or derived from information that has been provided by these consultants.

We believe our compensation philosophy has achieved our goals given both the stability and low level of turnover in the Company’s executive ranks, and the performance over time of the Company. At least annually, we review our compensation philosophy to judge whether or not the goals and objectives are being met, and what, if any, changes may be needed to the philosophy.

During 2004, the Compensation Committee directed the Company to take a fresh look at its executive compensation practices, with a focus on policies relating to executive compensation. The Committee’s purpose was to confirm that our executive compensation policies remain aligned with the goal of enhancing stockholder value through programs that attract, motivate and retain key executives. The Compensation Committee engaged a third party consultant to provide independent insights on executive compensation matters. As a result of this process, the Committee updated our current long-term incentive plan to provide various incentive mechanisms. The Committee directed management to prepare the 2005 Omnibus Incentive Plan (“2005 Plan”), which was approved by our stockholders at the 2005 annual meeting of stockholders. Since its approval in 2005, we have utilized the 2005 Plan as a means to award various forms of equity to executives.

For 2007, the Compensation Committee expects to again engage a third party consultant to provide insights on executive compensation matters. The selection of the consultant has not yet been made. The Committee believes that engaging a consultant on a periodic basis is more appropriate than having annual engagements.

Our CEO also makes recommendations to the Compensation Committee with respect to the amount and form of compensation for all Company officers other than himself. While no compensation consultant was used in 2006, the CEO’s recommendation included information that was derived by “aging” data provided by a compensation consultant during 2004. The Compensation Committee also solicits input from all other directors. After all of this information and feedback has been received, the Committee then determines and approves the compensation for the CEO and all other Company officers.

Our policy is to maximize the tax deductibility of compensation payments to executives under Section 162(m) of the Code and the regulations thereunder (“Section 162(m)”). As described under “Impact of Certain Regulatory Requirements” below, however, we did have some compensation in 2006 related to stock options granted in the 1996-1998 time period that was not tax deductible. Our policy is to take reasonable and practical steps to avoid or minimize the amount of compensation that is not deductible from the Company’s taxable income.

In looking at overall compensation for executive officers, in general it is the philosophy of the Compensation Committee to target total compensation in the 50th to 75th percentile of market compensation (in other words, compensation levels that would be in the second quartile of market compensation levels based on data of companies of similar size or in similar industries or other compensation data that may be relied upon by the Compensation Committee). This is merely a starting point, with actual compensation decisions also considering such factors as tenure in the position, responsibilities, Company performance, individual performance, and internal equity considerations. For the five Named Executive Officers for 2006, the total remuneration for four of these officers was in the second quartile of the market data used for 2006 and one was in the third quartile.

Elements of Compensation

We are engaged in highly competitive businesses and must attract, motivate and retain qualified executives in order to be successful. We believe a mixture of both long-term (equity) and short-term (cash) compensation elements provides the proper balance and incentives. Annually, we review each of these elements separately, and then all of the elements combined to determine the amount and mix of compensation for our executives.

The following chart shows the split of 2006 compensation for the Named Executive Officers between equity and cash:

(1)	This chart was created using the sum of the amounts in columns (c) and (g) from the Summary Compensation table below as the amount of 2006 cash compensation, and using the sum of the amounts in column (l) from the Grants of Plan Based Awards table below as the amount of 2006 equity compensation.

In 2006, executive compensation was comprised of the following elements:

Base Salary.    The base salaries for the Named Executive Officers are determined after review of their current salary levels, the financial performance of the businesses or functional areas that each executive is responsible for, the overall financial performance of the Company, and salaries of executives with similar responsibilities in companies of comparable size engaged in businesses similar to our core businesses based on available information. These companies may include, but are not necessarily the same as, those included in the peer group index graph in the “Comparison of Stockholder Returns” table below. We believe that a competitive base salary, providing a fixed level of income over a certain period, is a necessary and important element to include in the compensation packages for our executives.

Annual Incentive Compensation.    The year-end cash bonuses for the Named Executive Officers are designed to motivate these executives to achieve specific annual financial goals. The maximum bonus opportunity that can be earned is set as a percentage of each officer’s base salary. In 2006, the bonus opportunity for the CEO was 125% of base salary; for executive vice presidents, 100% of base salary; for senior vice presidents, 85% of base salary; and, for vice presidents, 70% of base salary. Our executive officers can elect to receive a portion of their bonus in the form of restricted stock. In that case, the executive would receive 125% of the value of the forgone cash portion of the bonus in shares of restricted stock. See note 5 to the Summary Compensation table below.

These financial goals are based on the strategic financial and operating performance objectives for the Company and those of each of its business segments. In the Compensation Committee’s review of our strategic and operating plans and each business segment at the beginning of 2006, the Compensation Committee established incremental target performance levels for each executive officer. These target levels included criteria based on our revenue, operating profit and earnings per share growth goals and the related financial goals of our various businesses. In establishing the target levels, it is generally anticipated that the executives would receive some amount of their year-end cash bonuses, with increasing degrees of difficulty in achieving the maximum payout levels. The bonus amount paid to each executive for 2006 was based on the target performance levels reached. The Named Executive Officers achieved in the range of 4.5% to 46.5% of the maximum bonus potential in 2006. By comparison, the 2005 Named Executive Officers achieved an average of 75.64% of the maximum bonus potential in 2005. We believe this annual short-term cash incentive opportunity provides an incentive for our executives to manage our businesses to achieve targeted financial results.

In general, the Compensation Committee believes that a substantial portion of the potential cash compensation (the sum of base salary and the annual incentive compensation) should be “at risk” or variable and therefore subject to meeting financial performance criteria. In 2006, as shown below, over half of the cash compensation potential for the Named Executive Officers was “at risk”; for all executive officers as a group, slightly less than half of the cash compensation potential was “at risk”.

Percentage of 2006 Cash Compensation Potential: Fixed vs. Variable (or “At Risk”)

Long-Term Incentive Compensation.    The 2005 Plan forms the basis of our long-term incentive plan for executives. The Committee believes that a significant portion of executive compensation should be dependent on value created for our stockholders. Stock options or other forms of equity compensation generally are granted annually. In 2006, options, restricted stock, and restricted stock units were granted to the Named Executive Officers. In selecting recipients for option and other equity grants and in determining the size of such grants, the Committee considers various factors, including:

•	Company and business units’ achievements, financial performance and financial ratios, including revenues, operating income, and earnings per share;

•	Company, business unit and individual performance, both on an absolute basis in terms of growth over prior year performance, and against pre-established performance goals;

•	compensation paid by companies of comparable size in businesses similar to our businesses;

•	the executive officer’s level of responsibility; and

•	the executive officer’s contributions in support of our strategies.

Additionally, the Committee reviews the total value of each individual’s outstanding options and other equity holdings in connection with the review and approval of additional equity grants. The Compensation Committee’s current philosophy is to grant options with an exercise price at the market price of the Company’s common stock on the date of grant.

Prior to 2007, we annually granted long-term incentive awards generally in connection with the first Compensation Committee meeting held in late January of each year. Beginning in 2007, our Board has determined to grant such awards on February 5 each year, which both establishes a fixed date for such grants and is during a “window” period (more than two days following the release of our annual earnings for the prior year). If this date falls on a non-trading day such as a weekend, the exercise price for the grant would be the closing price on the first preceding trading day (for example, a Friday if February 5 on a given year is a Saturday). We also intend to grant interim awards in connection with intra-year hires, acquisitions, promotions, or other reasons based on a date selected by the Compensation Committee (which date shall be on or after the date of the Compensation Committee action) at a meeting or by unanimous written consent.

The following table provides information as of the end of 2006 with respect to compensation plans under which our common stock is authorized for issuance:

Equity Compensation Plan Information at Year-End 2006

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,197,121 (outstanding options and performance stock units)	$19.44 (outstanding options)	3,615,499

Equity compensation plans not approved by security holders	—	—	—

Total	7,197,121 (outstanding options and performance stock units)	$19.44 (outstanding options)	3,615,499

Pension Plans.    Each executive participates in our non-qualified pension restoration plan and some will also receive benefits under our defined benefit pension plan. We sponsor a defined benefit pension plan (the “Defined Benefit Plan”) qualified under Section 401 of the Code. We have also established an unfunded, non-qualified pension restoration plan, which became effective on January 1, 1994 and was amended and restated on January 1, 2000 (the “Restoration Pension Plan”). The Defined Benefit Plan was frozen as of December 31, 1998 (at which time the benefits available under the Company sponsored 401(k) plan were enhanced), and no further benefits will accrue under that plan. In addition, the Code places certain limitations on the amount of pension benefits that may be paid under qualified plans and on the amount of compensation considered in determining the pension benefit amount. Any benefits payable to participants in excess of amounts permitted under the Code and any benefit accrued after December 31, 1998 will be paid under the Restoration Pension Plan.

The annual pension benefit under the Restoration Pension Plan and the Defined Benefit Plan, taken together, are largely computed by multiplying the number of years of employment by a percentage of the participant’s final average earnings (earnings during the highest five consecutive years within the last ten years of employment). Participation in the Restoration Pension Plan is limited to those employees of Harte-Hanks who are designated by the Board as eligible and currently includes only corporate officers. All benefits payable under the Restoration Pension Plan are to be paid from our general assets, but we are not required to set aside any funds to discharge our obligations under the Restoration Pension Plan. Further details about our pension plans are shown in the Pension Benefits table below.

Severance Agreements.    The Company has entered into severance agreements with each of our Named Executive Officers. Further information regarding these severance agreements is set forth below.

Other Compensation.    Each executive officer receives an automobile allowance and life insurance benefits, which amounts are set forth in the Summary Compensation table below. Each executive also receives various benefits generally available to all our employees such as health insurance and 401(k) matching payments. Other than as described above, our executives do not receive any other compensation or perquisites.

Stock Ownership Guidelines

The Compensation Committee believes that stock ownership requirements encourage officers to maintain a significant financial stake in the Company, thus reinforcing the alignment of their interests with those of our stockholders. Consistent with this philosophy, in 2005, the Committee recommended, and the Board approved, the adoption of stock ownership guidelines that require all officers to acquire and hold significant levels of our common stock. An individual will be allowed up to the later of (a) seven years from commencement of employment or promotion or (b) five years from adoption of the guidelines, to reach the minimum required level of common stock ownership. The requirements are as follows:

Management Level	Multiple of Base Annual Salary
Chief Executive Officer	Four Times
President	Three and One-Half Times
Chief Operating Officer	Three and One-Third Times
Executive Vice President	Two and Two-Thirds Times
Senior Vice President	Two Times
Vice President	One Times

The stock ownership of our executive officers is set forth in the section entitled “Security Ownership of Management and Principal Stockholders” above. For purposes of measuring compliance with these stock ownership guidelines, the following are deemed to be owned by an executive officer: restricted stock that is still subject to a restricted period; restricted stock units that are still subject to a restricted stock period (assuming 100% vesting); and common stock owned by the officer or any member of the officer’s immediate family. Prior to such time as an officer has met the stock ownership guidelines, a certain portion of any option exercise by such officer must be retained in the form of common stock. This portion is equal to 50% of the value of the options exercised (the difference between fair market value at the time of exercise and the exercise price) after the payment of taxes. The ownership guidelines were reviewed and approved by the Compensation Committee, and are reviewed annually by the Committee. On an annual basis, the Committee also reviews compliance by officers with these guidelines. Any remedial action for failure to comply with the stock ownership guidelines is to be determined by the Committee on a case-by-case basis. As the initial compliance period has not yet run, no officer has failed to comply with these guidelines.

Impact of Certain Regulatory Requirements

In 2006, $3.5 million of compensation was paid that was not Section 162(m) qualified. This amount relates to compensation from the exercise of stock options in 2006 that were granted in the 1996 – 1998 time period. Certain of these option grants were not Section 162(m) qualified because the plan under which these grants occurred did not have the requisite stockholder approval for Section 162(m) purposes. Had such compensation been Section 162(m) qualified, the Company would have been able to deduct this amount from its 2006 income for purposes of calculating the amount of federal taxes due.

The Company and the Committee take into consideration various tax and regulatory matters when determining the amount and type of compensation awarded to executives. These areas include Section 162(m) of the Code; Section 409 of the Code relating to deferred compensation; and the expensing of equity grants under SFAS 123R. In making compensation structure and award decisions, the Compensation Committee does take into account the impact of these regulatory areas.

Review of and Conclusion Regarding All Components of Executive Compensation

The Compensation Committee has reviewed all components of the Named Executive Officers’ compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to the executive and the cost to the Company of all perquisites and other personal benefits and any lump-sum payments that may be payable under their respective severance agreements due to termination of their employment or a change-in-control of the Company. Based upon the Compensation Committee’s review, the Committee believes the compensation for our executive officers is competitive and that our compensation practices have enabled the Company to attract and retain key executive talent. The Committee also finds the Named Executive Officers’ total compensation to be fair, reasonable and consistent with the Committee’s and the Company’s executive compensation philosophy.

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Judy C. Odom, Chair	William K. Gayden	William F. Farley

EXECUTIVE COMPENSATION TABLES

Summary Compensation

The following table sets forth information regarding compensation earned for 2006 by the President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and each of our next three most highly compensated executive officers. The footnotes to the Summary Compensation table and the other tables herein contain important estimates, assumptions and other information regarding the amounts set forth in the tables.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (1) (e)		Option Awards ($) (1) (f)	Non-Equity Incentive Plan Compensation ($) (2) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3) (h)	All Other Compensation (4) (i)	Total ($) (j)
Richard Hochhauser President and Chief Executive Officer	2006	$820,000	—	$147,951		$979,363	$143,500	$649,756	$51,435	$2,792,005

Dean Blythe Executive Vice President and Chief Financial Officer	2006	$355,000	—	$44,247		$322,788	$42,245	$28,221	$23,238	$815,739

Peter Gorman Executive Vice President—Shoppers	2006	$394,000	—	$52,896	(5)	$376,104	$17,730	$135,432	$23,419	$999,581

Kathy Calta Executive Vice President—Direct Marketing	2006	$321,000	—	$34,817	(5)	$206,150	$126,875	$54,133	$22,291	$765,267

Gary Skidmore Executive Vice President—Direct Marketing	2006	$340,000	—	$32,928	(5)	$287,383	$32,513	$38,639	$22,571	$754,034

(1)	The amounts in columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in note H of our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2007 (the “Form 10-K”).

(2)	The amounts shown in column (g) are attributable to annual cash bonuses earned in fiscal year 2006, but paid in 2007. These are discussed in further detail under the heading “Annual Incentive Compensation” included in the Compensation Discussion and Analysis.

(3)	The amounts in column (h) reflect an estimate of the actuarial increase in the present value of the Named Executive Officer’s benefits under the Defined Benefit Plan and Restoration Pension Plan, determined using interest rate and mortality rate assumptions consistent with those used in our audited financial statements and described in note F of the Form 10-K. There can be no assurance that the amounts shown will ever be realized by the Named Executive Officers.

(4)	The amounts in column (i) are detailed by type and more fully described in the All Other Compensation table included below.

(5)	Included in these amounts are expenses related to restricted stock awards earned in fiscal year 2005, but granted in 2006. On January 25, 2006, Mr. Gorman, Ms. Calta, and Mr. Skidmore each elected to receive a portion of his or her bonus (earned in 2005) in the form of restricted stock. Additionally, as a result of such election, each such executive received 125% of the value of the foregone cash portion of the bonus in the form of restricted stock. These shares will vest 100% on the third anniversary of their date of grant. The fair value of each restricted share was estimated as the closing market price of our common stock on the date of grant. The portion of the restricted stock shares related to the foregone bonus is not included in the “Stock Awards” amounts presented above, as the related expense was recognized in 2005 and therefore not subject to SFAS 123R under the modified prospective transition method we adopted on January 1, 2006. For the shares that represented the additional 25% of restricted shares granted, the expense is being recognized in accordance with SFAS 123R and is therefore included in the “Stock Awards” amounts presented above.

All Other Compensation

Name	Year	Insurance Premiums (1)	Auto Allowance	Company Contribution to 401(k) Plans (2)	Dividends on Restricted Stock (3)	Total
Richard Hochhauser	2006	$24,167	$15,900	$8,800	$2,568	$51,435
Dean Blythe	2006	$1,970	$11,700	$8,800	$768	$23,238
Peter Gorman	2006	$1,496	$11,700	$8,800	$1,423	$23,419
Kathy Calta	2006	$521	$11,700	$8,800	$1,270	$22,291
Gary Skidmore	2006	$1,083	$11,700	$8,800	$988	$22,571

(1)	This column reports premiums paid by us in 2006 for life insurance policies insuring the lives of the Named Executive Officers.

(2)	This column reports company matching contributions we made on behalf of each of the Named Executive Officers to each of the Named Executive Officer’s 401(k) savings accounts.

(3)	This column reports the amount of dividends we paid during 2006 on shares of restricted stock held by each of the Named Executive Officers.

Grants of Plan Based Awards

The following table sets forth information regarding grants of equity based awards during 2006 to the Named Executive Officers. All of the equity awards described below were granted pursuant to the 2005 Plan. All options have been granted at exercise prices equal to the closing market price per share of our common stock on the grant date. Options vest in equal 25% increments on each of the second, third, fourth, and fifth anniversaries of their grant date and expire on the tenth anniversary of their grant date. Restricted stock awards are granted with no exercise price and vest 100% on the third anniversary of their date of grant. These restricted stock awards receive dividends during the vesting period, which have been reflected in the All Other Compensation table above. Restricted stock units are also granted with no exercise price; however the number of shares ultimately awarded under these stock units is dependent on certain performance conditions. Each unit represents the right to receive one share of our common stock for each vested restricted stock unit. The amount of restricted stock units that vest will be determined on the third anniversary of the date of grant based upon our average earnings per share growth rates for the years 2006-2008. The stock units do not receive dividends during the vesting period. Vesting of equity awards is accelerated upon the occurrence of certain events. See “Potential Payments upon Termination or Change of Control” below.

	Grant Date (b)	Estimated Future Payouts Under Equity Incentive Plan Awards (1) (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (3) (k)	Grant Date Fair Value of Stock Option Awards (4) (l)
Name (a)		Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Richard Hochhauser
Stock Options	1/25/2006	—	—	—	—		75,000	$25.80	$612,345
Restricted Stock	1/25/2006	—	—	—	10,700		—	—	$276,060
Restricted Stock Units	1/25/2006	0	8,025	13,375	10,700		—	—	$267,821
Dean Blythe
Stock Options	1/25/2006	—	—	—	—		22,500	$25.80	$183,704
Restricted Stock	1/25/2006	—	—	—	3,200		—	—	$82,560
Restricted Stock Units	1/25/2006	0	2,400	4,000	3,200		—	—	$80,096
Peter Gorman
Stock Options	1/25/2006	—	—	—	—		25,000	$25.80	$204,115
Restricted Stock	1/25/2006	—	—	—	3,550		—	—	$91,590
Restricted Stock	1/25/2006	—	—	—	1,902	(5)	—	—	$49,072
Restricted Stock	1/25/2006	—	—	—	476	(6)	—	—	$12,281
Restricted Stock Units	1/25/2006	0	2,663	4,438	3,550		—	—	$88,857

	Grant Date (b)	Estimated Future Payouts Under Equity Incentive Plan Awards (1) (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (3) (k)	Grant Date Fair Value of Stock Option Awards (4) (l)
Name (a)		Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Kathy Calta
Stock Options	1/25/2006	—	—	—	—		15,000	$25.80	$122,469
Restricted Stock	1/25/2006	—	—	—	2,125		—	—	$54,825
Restricted Stock	1/25/2006	—	—	—	2,534	(5)	—	—	$65,377
Restricted Stock	1/25/2006	—	—	—	634	(6)	—	—	$16,357
Restricted Stock Units	1/25/2006	0	1,594	2,656	2,125		—	—	$53,189
Gary Skidmore
Stock Options	1/25/2006	—	—	—	—		15,000	$25.80	$122,469
Restricted Stock	1/25/2006	—	—	—	2,125		—	—	$54,825
Restricted Stock	1/25/2006	—	—	—	1,592	(5)	—	—	$41,074
Restricted Stock	1/25/2006	—	—	—	398	(6)	—	—	$10,268
Restricted Stock Units	1/25/2006	0	1,594	2,656	2,125		—	—	$53,189

(1)	Other than the amounts reported in the Summary Compensation table above, there were no non-equity incentive plan awards granted or outstanding in 2006.

(2)	The amounts shown in column (f) reflect that 0% is the minimum payout level of the restricted stock units which are payable in shares of common stock. The target amount shown in column (g) is 75% of the number of units granted, which was determined based on historical average earnings per share growth rates. The amount shown in column (h) is 125% of the number of units granted.

(3)	The amount shown in column (k) is based upon the closing market price of our common stock as of January 25, 2006, as reported on the NYSE.

(4)	The amounts shown in column (l) represent the full grant date fair value of the options and awards calculated in accordance with SFAS 123R. For a discussion of valuation assumptions, see note H of our audited financial statements for the fiscal year ended December 31, 2006 included in our Form 10-K.

(5)	On January 25, 2006, Mr. Gorman, Ms. Calta, and Mr. Skidmore each elected to receive a portion of his or her bonus (earned in 2005) in the form of restricted stock. Additionally, as a result of such election, each such executive received 125% of the value of the foregone cash portion of the bonus in the form of restricted stock. The amount shown in column (i) reflects to the number of shares related to the foregone cash bonus amount determined using the fair market value of our common stock as of January 25, 2006.

(6)	The amount shown in column (i) relates to the number of shares that represented the additional 25% of restricted shares granted as explained in note (5) above.

Outstanding Equity Awards at Year End

The following table sets forth information regarding outstanding equity awards held at the end of 2006 by the Named Executive Officers. Some of these equity awards were issued pursuant to the 2005 Plan and older option awards were issued pursuant to the 1991 Stock Option Plan (“1991 Plan”). In May 2005, we adopted the 2005 Plan, a shareholder approved plan, pursuant to which we may issue to directors, officers and key employees various equity securities. Under the 2005 Plan, we have awarded stock options, restricted stock and performance-based restricted stock units. Please refer to the Grants of Plan Based Awards table above for a description of these types of equity awards under the 2005 Plan. The 2005 Plan replaced the 1991 Plan, a shareholder approved plan, pursuant to which we issued stock options to officers and key employees. No additional options will be granted under the 1991 Plan. Under the 1991 Plan, options were granted at exercise prices equal to the market price of the common stock on the grant date (“1991 Plan market price options”) and at exercise prices below the market price of the common stock (“1991 Plan performance options”). 1991 Plan market price options granted prior to January 1998 became exercisable after the fifth anniversary of their date of grant and expire on the tenth anniversary of their date of grant. Beginning January 1998, 1991 Plan market price options become exercisable in 25% increments on the second, third, fourth and fifth anniversaries of their date of grant and expire on the tenth anniversary of their date of grant. No 1991 Plan performance options have been granted since January 1999. The 1991 Plan performance options became exercisable in whole or in part after three years, and the extent to which they became exercisable at that time depended upon the extent to which we achieved certain goals established at the time the options were granted. In December 2005, the remaining unvested 1991 Plan performance options were amended to comply with Section 409A of the Code. Under this option amendment, these unvested 1991 Plan performance options will only be exercisable on the business day following the vesting date of each option.

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1) (j)
Richard Hochhauser	12,000	3,000	(2)	—	$0.67	1/7/2008	10,700	(3)	$296,497	—		—
	120,000	—		—	11.92	1/7/2008	—		—	8,025	(4)	$222,373
	3,000	4,500	(5)	—	1.33	1/12/2009	—		—	—		—
	75,000	—		—	16.33	1/12/2009	—		—	—		—
	112,500	—		—	13.38	1/6/2010	—		—	—		—
	150,000	—		—	14.67	1/9/2011	—		—	—		—
	168,750	56,250	(6)	—	18.22	1/8/2012	—		—	—		—
	75,000	25,000	(7)	—	19.85	9/3/2012	—		—	—		—
	31,250	93,750	(8)	—	22.03	2/2/2014	—		—	—		—
	—	150,000	(9)	—	25.63	1/27/2015	—		—	—		—
	—	75,000	(10)	—	25.80	1/25/2016	—		—	—		—

Dean Blythe	75,000	—		—	$15.50	11/1/2011	3,200	(3)	$88,672	—		—
	15,000	5,000	(7)	—	19.85	9/3/2012	—		—	2,400	(4)	$66,504
	25,000	25,000	(11)	—	19.19	8/28/2013	—		—	—		—
	8,750	26,250	(12)	—	22.03	2/2/2014	—		—	—		—
	—	50,000	(13)	—	25.63	1/27/2015	—		—	—		—
	—	22,500	(14)	—	25.80	1/25/2016	—		—	—		—

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1) (j)
Peter Gorman	1,200	1,800	(5)	—	$1.33	1/12/2009	5,928	(3)	$164,265	—		—
	22,500	—		—	16.33	1/12/2009	—		—	2,663	(4)	73,792
	30,000	—		—	13.38	1/6/2010	—		—	—		—
	45,000	—		—	14.67	1/9/2011	—		—	—		—
	56,250	18,750	(6)	—	18.22	1/8/2012	—		—	—		—
	22,500	7,500	(7)	—	19.85	9/3/2012	—		—	—		—
	12,500	37,500	(15)	—	22.03	2/2/2014	—		—	—		—
	—	50,000	(13)	—	25.63	1/27/2015	—		—	—		—
	—	25,000	(16)	—	26.31	9/21/2005	—		—	—		—
	—	25,000	(17)	—	25.80	1/25/2016	—		—	—		—

Kathy Calta	9,000	—		—	$11.92	1/7/2008	5,293	(3)	$146,669	—		—
	600	900	(5)	—	1.33	1/12/2009	—		—	1,594	(4)	$44,170
	12,000	—		—	16.33	1/12/2009	—		—	—		—
	36,000	—		—	14.50	8/30/2009	—		—	—		—
	37,500	—		—	16.75	8/31/2010	—		—	—		—
	15,000	—		—	13.77	9/20/2011	—		—	—		—
	22,500	7,500	(6)	—	18.22	1/8/2012	—		—	—		—
	18,750	6,250	(7)	—	19.85	9/3/2012	—		—	—		—
	8,750	26,250	(12)	—	22.03	2/2/2014	—		—	—		—
	—	30,000	(18)	—	25.63	1/27/2015	—		—	—		—
	—	15,000	(19)	—	25.80	1/25/2016	—		—	—		—

Gary Skidmore	24,000	—		—	$11.92	1/7/2008	4,115	(3)	$114,027	—		—
	—	1,800	(5)	—	1.33	1/12/2009	—		—	1,594	(4)	$44,170
	12,000	—		—	16.33	1/12/2009	—		—	—		—
	4,500	—		—	15.25	5/21/2009	—		—	—		—
	58,500	—		—	14.50	8/30/2009	—		—	—		—
	22,500	—		—	15.75	5/22/2010	—		—	—		—
	75,000	—		—	16.75	8/31/2010	—		—	—		—
	56,250	18,750	(6)	—	18.22	1/8/2012	—		—	—		—
	30,000	10,000	(7)	—	19.85	9/3/2012	—		—	—		—
	5,000	15,000	(20)	—	22.03	2/2/2014	—		—	—		—
	5,000	15,000	(21)	—	24.42	4/23/2014	—		—	—		—
	—	30,000	(18)	—	25.63	1/27/2015	—		—	—		—
	—	15,000	(19)	—	25.80	1/25/2016	—		—	—		—

(1)	Based upon the closing market price of the Company’s common stock as of December 29, 2006 ($27.71), as reported on the NYSE.

(2)	Options vested on January 7, 2007.

(3)	Restricted stock vests on January 25, 2009.

(4)	Restricted stock units vest on January 25, 2009 subject to specified earnings per share performance conditions. See Grants of Plan Based Awards table for more information on these restricted stock units. Number of units is calculated based upon achieving target performance goals.

(5)	Options vest on January 12, 2008.

(6)	Options vested on January 8, 2007.

(7)	Options vest on September 3, 2007.

(8)	These options vest annually in equal installments of 31,250 between February 2, 2007 and February 2, 2009.

(9)	These options vest annually in equal installments of 37,500 between January 27, 2007 and January 27, 2010.

(10)	These options vest annually in equal installments of 18,750 between January 25, 2008 and January 25, 2011.

(11)	These options vest annually in equal installments of 12,500 between August 28, 2007 and August 28, 2008.

(12)	These options vest annually in equal installments of 8,750 between February 2, 2007 and February 2, 2009.

(13)	These options vest annually in equal installments of 12,500 between January 27, 2007 and January 27, 2010.

(14)	These options vest annually in equal installments of 5,625 between January 25, 2008 and January 25, 2011.

(15)	These options vest annually in equal installments of 12,500 between February 2, 2007 and February 2, 2009.

(16)	These options vest annually in equal installments of 6,250 between September 21, 2007 and September 21, 2010.

(17)	These options vest annually in equal installments of 6,250 between January 25, 2008 and January 25, 2011.

(18)	These options vest annually in equal installments of 7,500 between January 27, 2007 and January 27, 2010.

(19)	These options vest annually in equal installments of 3,750 between January 25, 2008 and January 25, 2011.

(20)	These options vest annually in equal installments of 5,000 between February 2, 2007 and February 2, 2009.

(21)	These options vest annually in equal installments of 5,000 between April 23, 2007 and April 23, 2009.

Option Exercises and Stock Vested

The following table sets forth information for the Named Executive Officers regarding option exercises and equity vestings during 2006.

	Option Awards		Stock Awards (1)
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Richard Hochhauser	195,000	$3,589,050	—	—
Dean Blythe	—	—	—	—
Peter Gorman	48,000	$699,310	—	—
Kathy Calta	—	—	—	—
Gary Skidmore	34,600	$676,615	—	—

(1)	No stock awards vested during 2006.

Pension Benefits

The table below under this heading sets forth information regarding payments or other benefits payable at, following or in connection with retirement to which the Named Executive Officers are entitled under the following plans:

Defined Benefit Plan.    The purpose of this plan is to provide participants with benefits when they separate from employment through termination, retirement, death or disability. The plan was frozen to participation and benefit accruals as of December 31, 1998. All participants are 100% vested as of December 31, 1998. Death benefits are provided to beneficiaries on behalf of participants. The plan provides benefits based on a formula that takes into account the executive’s earnings for each fiscal year. For purposes of the calculation of the monthly amount payable starting after retirement under the Defined Benefit Plan, the following definitions apply:

“Average Monthly Compensation” means the monthly average of the five consecutive years’ compensation out of the last ten complete years on December 31, 1998 that gives the highest average; such compensation includes W-2 compensation plus any compensation deferred under a Section 125 or Section 401(k) plan. Compensation is limited to $150,000 (indexed beginning in 1995) as required.

“Normal Retirement Date” means the date upon which a participant reaches age 65.

“Covered Compensation” means a 35-year average of the Maximum Taxable Wages (“MTW”) under social security. The MTW is the annual limit on wages subject to the FICA tax for social security. The 35-year period ends with the year the employee reaches eligibility for an unreduced social security benefit (age 65, 66, or 67 depending on the year the employee was born). For years after the year of termination and prior to the end of the 35-year period, the MTW from the years of termination is used.

The monthly amount (the “Monthly Accrued Benefit”) shall be equal to the sum of A and B multiplied by C where A, B and C are defined below:

A. 1.0 percent of the Average Monthly Compensation at December 31, 1998 multiplied by the projected number of years of credited service at the Normal Retirement Date.

B. 0.65 percent of the Average Monthly Compensation at December 31, 1998 in excess of 1/12 of Covered Compensation at December 31, 1998 multiplied by the number of years of projected credited service at the Normal Retirement Date up to 35 years.

C. Ratio of credited service at December 31, 1998 to projected credited service at the Normal Retirement Date.

Participants are eligible for early retirement upon attainment of age 55 and five years of vesting service. The monthly amount payable upon early retirement is equal to the monthly accrued benefit at December 31, 1998 multiplied by certain plan and Internal Revenue Service-prescribed early retirement factors.

Restoration Pension Plan.    The purpose of this unfunded, non-qualified pension plan is to provide employees with the benefits they would receive if the Defined Benefit Plan were not subject to the benefit and compensation limits imposed by Section 415 and Section 401(a)(17) of the Code. Selected employees designated as participants by the Board of Directors are eligible to participate under the plan. Participants currently include only corporate officers. An officer of Harte-Hanks with the title of a Senior Vice President or a higher position is 100% vested on January 1, 1996. An officer with a title below Senior Vice President will be vested at the earlier of age 55 or 20 years of credited service. The plan provides benefits based on a formula that takes into account the executive’s earnings for each fiscal year. For purposes of the calculation of the monthly amount payable starting after retirement under the Restoration Pension Plan, the following definitions apply:

“Average Monthly Compensation” means the monthly average of the five consecutive years’ compensation out of the last ten complete years that gives the highest average. For purposes of determining the gross benefit under the Restoration Pension Plan, compensation includes W-2 compensation plus any compensation deferred under a Section 125 or Section 401(k) plan, but only recognizes up to 100% of the target bonus amount for years prior to 2001 and up to 50% of the target bonus amount for years after 2000. The compensation for the gross Restoration Pension Plan benefit is not limited by the Code Section 401(a)(17) pay limit.

“Normal Retirement Date” means the date upon which a participant reaches age 65.

“Covered Compensation” has the same meaning as previously defined under the Defined Benefit Plan.

The monthly amount is the lesser of the sum of A and B multiplied by C and D as defined below over the Monthly Accrued Benefit under the Defined Benefit Plan (as described above):

A. 1.0 percent of the Average Monthly Compensation at the date of termination multiplied by the projected number of years of credited service at the Normal Retirement Date.

B. 0.65 percent of the Average Monthly Compensation at the date of termination in excess of 1/12 of Covered Compensation at the date of termination multiplied by the number of years of projected credited service at the Normal Retirement Date up to 35 years.

C. Ratio of credited service at the date of termination to projected credited service at the Normal Retirement Date.

D. 50 percent of Average Monthly Compensation at the date of termination.

Participants are eligible for early retirement upon attainment of age 55 and five years of vesting service. The monthly amount payable upon early retirement is equal to the monthly accrued benefit at the date of termination multiplied by an early retirement factor as multiplied by certain plan and Internal Revenue Service-prescribed early retirement factors. The plan factor applies to the A and D parts of the formula and the Internal Revenue Service factor applies to the B part of the formulas as shown in the Accrued Benefit section.

We do not have a policy for granting extra years of credited service.

The amounts reported in the table below equal the present value of the accumulated benefit at December 31, 2006 for the Named Executive Officers under each plan based upon the assumptions described in note 1.

Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (1) (d)	Payments During Last Fiscal Year ($) (e)
Richard Hochhauser (2)	Defined Benefit Plan	31.250	$517,161	$0
	Restoration Pension Plan	31.250	$3,651,233	$0

Dean Blythe	Defined Benefit Plan	5.167	$0	$0
	Restoration Pension Plan	5.167	$99,655	$0

Peter Gorman (3)	Defined Benefit Plan	25.500	$261,287	$0
	Restoration Pension Plan	25.500	$1,032,064	$0

Kathy Calta	Defined Benefit Plan	21.167	$107,210	$0
	Restoration Pension Plan	21.167	$338,848	$0

Gary Skidmore	Defined Benefit Plan	12.250	$0	$0
	Restoration Pension Plan	12.250	$319,494	$0

(1)	The accumulated benefit is based on service and earnings, as described above, considered by the plans for the period through December 31, 2006. The present value has been calculated using a discount rate of 6.00% and assuming the Named Executive Officers will live and retire at the normal retirement age of 65 years. For purposes of calculating the actuarial present value, no pre-retirement decrements are factored into the calculations. The mortality assumption is based on the 1994 Group Annuity Mortality Tables for males and females.

(2)	Participant is eligible for early retirement. The single sum values of the early retirement benefits from the Defined Benefit Plan and the Restoration Pension Plan are $559,861 and $3,967,804, respectively.

(3)	Participant is eligible for early retirement. The single sum values of the early retirement benefits from the Defined Benefit Plan and the Restoration Pension Plan are $311,355 and $1,227,021, respectively.

Nonqualified Deferred Compensation

The Company does not have any Named Executive Officers that receive nonqualified deferred compensation as defined under SEC rules.

Potential Payments Upon Termination or Change of Control

The tables below under this heading reflect the amount of compensation potentially payable to each Named Executive Officer upon termination of such executive’s employment under various scenarios. The amount received will vary based upon the reason for such executive’s termination of employment, the date of such executive’s termination of employment, and the executive’s age upon termination of employment. The amounts shown assume that such termination was effective as of December 31, 2006, and therefore are estimates of the amounts that would have been paid to such executives upon their termination. Actual amounts to be paid can only be determined at the time of such executive’s termination from the Company.

Payments Pursuant to Severance Agreements.    We have entered into a severance agreement with Richard Hochhauser. If (i) Mr. Hochhauser is terminated from his position as Chief Executive Officer of the Company other than for “cause”, death or disability, (ii) Mr. Hochhauser terminates his employment after specified adverse actions are taken by the Company, or (iii) there is a “change in control” of the Company, then in any of such events Mr. Hochhauser will be entitled to severance compensation in a lump sum cash amount equal to 200% of the sum of (A) the annual base salary in effect just prior to such event, plus (B) the average of the bonus or incentive compensation for the two fiscal years preceding such event. In addition, we will provide a lump sum cash payment in an amount necessary to make continuation coverage payments under our group health insurance for a period of 18 months. In addition, upon a change of control or upon a termination where payments are due to be paid to Mr. Hochhauser as described above, all options previously granted to Mr. Hochhauser will immediately vest and become fully exercisable. If payments after a change of control would result in an “excess parachute payment” within the meaning of Section 280G of the Code, we will pay an additional amount to Mr. Hochhauser equal to the amount necessary to cause the aggregate after-tax compensation and benefits received by Mr. Hochhauser to be equal to the aggregate after tax compensation and benefits he would have received but for the applicability of the Section 280G of the Code; provided, however, such payment would not be made if the total amounts due to Mr. Hochhauser were reduced by not more than 10% and such reduction caused the payments to fall below the excess parachute levels (“Gross Up Payment”). As used in the severance agreement, “cause” means that the executive committed an intentional act of fraud, material damage to Harte-Hanks’ property or wrongful disclosure of Harte-Hanks’ secret processes. “Change in control” means: (i) the Company is merged, reorganized or sells substantially all of its assets and after such transaction less than 60% of the combined voting power of the surviving corporation is received in exchange for securities of Harte-Hanks, or (ii) any person has become a beneficial owner of securities of Harte-Hanks, which when added to any securities already owned by such person would represent in the aggregate 30% or more of the combined voting power of the then outstanding securities of Harte-Hanks.

We have entered into a severance agreement with Peter Gorman. If (i) the Company terminates Mr. Gorman’s employment without “justification”, (ii) Mr. Gorman terminates his employment for good reason due to specified adverse actions taken by the Company, (iii) Mr. Gorman’s employment with the Company is terminated after a change of control of the Company other than for “cause”, death or disability, or (iv) Mr. Gorman terminates his employment after a change of control of the Company due to specified adverse actions taken by the Company or he elects to terminate his employment for any reason during the thirty-day period following the first anniversary of a change of control of the Company, then in any of such events Mr. Gorman will be entitled to severance compensation in a lump sum cash amount equal to 200% of the sum of (A) the annual base salary in effect just prior to such event, plus (B) the average of the bonus or incentive compensation for the two fiscal years preceding such event. We will also provide a lump sum cash payment in an amount necessary to make continuation coverage payments under our group health insurance for a period of 18 months. In addition, upon a change of control or upon a termination where payments are to be paid to Mr. Gorman as described above, all options previously granted to Mr. Gorman will immediately vest and become fully exercisable. We will also provide a Gross Up Payment to Mr. Gorman, if applicable. As used in this severance agreement, the terms “cause” and “change in control” have the same meanings as used in Mr. Hochhauser’s severance agreement. “Justification” means Mr. Gorman shall have (i) committed an act of fraud, dishonesty, misconduct or other unethical practices, or (ii) materially failed to perform his duties to the satisfaction of the CEO of the Company, which failure has not been cured within 60 days after receipt of written notice from the CEO.

We have also entered into severance agreements with each of our other Named Executive Officers. If, after a “change in control” of the Company, any of Messrs. Blythe or Skidmore or Ms. Calta (i) is terminated other than for “cause”, death or disability, (ii) elects to terminate his or her employment after specified adverse actions are taken by the Company or (iii) elects to terminate his or her employment for any reason during the thirty-day period following the first anniversary of a change of control of the Company, then the executive will be entitled to severance compensation in a lump sum cash amount equal to 200% of the sum of (A) his or her annual base salary in effect immediately prior to the change in control, plus (B) the average of his or her bonus or incentive compensation for the two fiscal years preceding the change in control. In addition, such terminated executive will receive a cash payment sufficient to cover health insurance premiums for a period of 18 months. Upon a change in control, all options previously granted to the executive will immediately vest and become fully exercisable. We will also provide a Gross Up Payment to each such executive, if applicable. As used in these severance agreements, the terms “cause” and “change in control” have the same meanings as used in Mr. Hochhauser’s severance agreement.

Payments Made Upon Retirement.    For a description of the pension plans in which the Named Executive Officers participate, see the Pension Benefits table above. The tables below provide the estimated pension benefits that would have become payable if the Named Executive Officer had ceased to be employed as of December 31, 2006.

Payments Made Upon Death or Disability.    For a discussion of the life insurance policies that provide coverage to the Named Executive Officers, see the All Other Compensation table above. The tables below provide the amounts the beneficiaries of each Named Executive Officer would have received had such officer died on December 31, 2006.

Richard Hochhauser

The following table details the potential severance benefits to which Richard Hochhauser, President and Chief Executive Officer, is entitled upon termination of employment under various scenarios.

	Voluntary Termination	Early Retirement		No Change in Control			Change in Control			Death	Disability
Benefit				For Cause Termination		Termination Without Cause or for Good Reason	For Cause Termination		Termination Without Cause or for Good Reason
Cash Severance	—	—		—		$3,409,000	—		$3,409,000	—	—
Equity
Unvested Options	—	—		—		$1,917,888	—		$1,917,888	—	—
Unvested Bonus Stock Awards	—	—		—		—	—		—	—	—
Retirement Benefits (1)	$4,168,394	$4,527,665	(5)	$4,168,394	(6)	$4,168,394	$4,168,394	(6)	$4,168,394	$4,168,394	$4,168,394
Health and Welfare Benefits (2)	—	—		—		$22,522	$22,522		$22,522	—	—
Disability Income (3)	—	—		—		—	—		—	—	$477,097
Life Insurance Benefits (4)	—	—		—		—	—		—	$4,050,000	—
Excise Tax Gross-up	—	—		—		—	—		—	—	—

(1)	Except as otherwise noted, reflects the estimated single sum present value of qualified and non-qualified retirement plans accumulated as of December 31, 2006, which Mr. Hochhauser would be entitled to receive upon reaching age 65. Acceleration of vesting occurs in the event of a change of control. However, since Mr. Hochhauser is 100% vested at the measurement date, no additional benefits will be paid in the event of a change of control. As of December 31, 2006, Mr. Hochhauser had not attained our normal retirement age of 65.

(2)	Reflects the lump-sum payment to be paid by us to Mr. Hochhauser to permit him to pay 18 months worth of future premiums under our health and welfare benefit plans.

(3)	Reflects the aggregate estimated amount of all future payments to which Mr. Hochhauser would be entitled to receive under our disability program. Mr. Hochhauser would be entitled to receive such benefits until age 65.

(4)	Reflects (a) the aggregate amount of 10 annual payments of $90,000 each under Mr. Hochhauser’s life insurance benefits, payable over the 10 year period following death, and (b) a lump sum of $3,150,000 payable to Mr. Hochhauser’s beneficiaries in the event of his death.

(5)	Reflects the estimated single sum present value of qualified and non-qualified retirement plans which Mr. Hochhauser would be entitled to receive if the election was made to begin receiving early retirement benefits as of December 31, 2006.

(6)	In the event of a “for cause” termination related to dishonest conduct, the Compensation Committee may deny vested retirement benefits to Mr. Hochhauser.

Dean Blythe

The following table details the potential severance benefits to which Dean Blythe, Executive Vice President and Chief Financial Officer, is entitled upon termination of employment under various scenarios.

Benefit	Voluntary Termination	Early Retirement	No Change in Control			Change in Control			Death	Disability
			For Cause Termination		Termination Without Cause or for Good Reason	For Cause Termination		Termination Without Cause or for Good Reason
Cash Severance	—	—	—		—	—		$1,173,602	—	—
Equity
Unvested Options	—	—	—		—	$548,375		$548,375	—	—
Unvested Bonus Stock Awards	—	—	—		—	—		—	—	—
Retirement Benefits (1)	$99,655	—	$99,655	(5)	$99,655	$99,655	(5)	$99,655	$99,655	$99,655
Health and Welfare Benefits (2)	—	—	—		—	—		$32,596	—	—
Disability Income (3)	—	—	—		—	—		—	—	$2,961,000
Life Insurance Benefits (4)	—	—	—		—	—		—	$700,000	—
Excise Tax Gross-up	—	—	—		—	—		$1,201,128	—	—

(1)	Reflects the estimated single sum present value of qualified and non-qualified retirement plans accumulated as of December 31, 2006 which Mr. Blythe would be entitled to receive upon reaching age 65. Acceleration of vesting occurs in the event of a change of control. However, since Mr. Blythe is 100% vested at the measurement date, no additional benefits will be paid in the event of a change of control. As of December 31, 2006, Mr. Blythe had not attained our normal retirement age of 65.

(2)	Reflects the lump-sum payment to be paid by us to Mr. Blythe to permit him to pay 18 months worth of future premiums under our health and welfare benefit plans.

(3)	Reflects the aggregate estimated amount of all future payments to which Mr. Blythe would be entitled to receive under our disability program. Mr. Blythe would be entitled to receive such benefits until age 65.

(4)	Reflects the aggregate amount of 10 annual payments of $70,000 each under Mr. Blythe’s life insurance benefits, payable over the 10 year period following death.

(5)	In the event of a “for cause” termination related to dishonest conduct, the Compensation Committee may deny vested retirement benefits to Mr. Blythe.

Peter Gorman

The following table details the potential severance benefits to which Peter Gorman, Executive Vice President – Shoppers, is entitled upon termination of employment under various scenarios.

Benefit	Voluntary Termination	Early Retirement		No Change in Control			Change in Control			Death	Disability
				For Cause Termination		Termination Without Cause or for Good Reason	For Cause Termination		Termination Without Cause or for Good Reason
Cash Severance	—	—		—		$1,215,092	—		$1,215,092	—	—
Equity
Unvested Options	—	—		—		$732,794	$732,794		$732,794	—	—
Unvested Bonus Stock Awards (1)	$65,894	$65,894		—		—	—		$65,894	$65,894	$65,894
Retirement Benefits (2)	$1,293,351	$1,538,376	(6)	$1,293,351	(7)	$1,293,351	$1,293,351	(7)	$1,293,351	$1,293,351	$1,293,351
Health and Welfare Benefits (3)	—	—		—		$22,522	—		$22,522	—	—
Disability Income (4)	—	—		—		—	—		—	—	$1,195,645
Life Insurance Benefits (5)	—	—		—		—	—		—	$700,000	—
Excise Tax Gross-up	—	—		—		—	—		—	—	—

(1)	The stock awards vest upon termination of employment by death, disability, retirement or, after a Change in Control, termination by the Company without Cause, or at such other time as determined by the Board of Directors or Compensation Committee. “Change of Control” and “Cause,” for purposes of the Unvested Stock Bonus Awards, are defined pursuant to the 2005 Plan. The amounts shown in the Voluntary Termination column assume that the Board of Directors or Compensation Committee determined to accelerate vesting.

(2)	Except as otherwise noted, reflects the estimated single sum present value of qualified and non-qualified retirement plans accumulated as of December 31, 2006, which Mr. Gorman would be entitled to receive upon reaching age 65. Acceleration of vesting occurs in the event of a change of control. However, since Mr. Gorman is 100% vested at the measurement date, no additional benefits will be paid in the event of a change of control. As of December 31, 2006, Mr. Gorman had not attained our normal retirement age of 65.

(3)	Reflects the estimated lump-sum payment to be paid by us to Mr. Gorman to permit him to pay 18 months worth of future premiums under our health and welfare benefit plans.

(4)	Reflects the aggregate estimated amount of all future payments to which Mr. Gorman would be entitled to receive under our disability program. Mr. Gorman would be entitled to receive such benefits until age 65.

(5)	Reflects the aggregate amount of 10 annual payments of $70,000 each under Mr. Gorman’s life insurance benefits, payable over the 10 year period following death.

(6)	Reflects the estimated single sum present value of qualified and non-qualified retirement plans which Mr. Gorman would be entitled to receive if the election was made to begin receiving early retirement benefits as of December 31, 2006.

(7)	In the event of a “for cause” termination related to dishonest conduct, the Compensation Committee may deny vested retirement benefits to Mr. Gorman.

Kathy Calta

The following table details the potential severance benefits to which Kathy Calta, Executive Vice President – Direct Marketing, is entitled upon termination of employment under various scenarios.

Benefit	Voluntary Termination	Early Retirement	No Change in Control			Change in Control			Death	Disability
			For Cause Termination		Termination Without Cause or for Good Reason	For Cause Termination		Termination Without Cause or for Good Reason
Cash Severance	—	—	—		—	—		$1,074,328	—	—
Equity
Unvested Options	—	—	—		—	$384,189		$384,189	—	—
Unvested Bonus Stock Awards (1)	$87,785	$87,785	—		—	—		$87,785	$87,785	$87,785
Retirement Benefits (2)	$446,058	—	$446,058	(6)	$446,058	$446,058	(6)	$446,058	$446,058	$446,058
Health and Welfare Benefits (3)	—	—	—		—	—		$32,945	—	—
Disability Income (4)	—	—	—		—	—		—	—	$2,451,077
Life Insurance Benefits (5)	—	—	—		—	—		—	$700,000	—
Excise Tax Gross-up	—	—	—		—	—		$704,758	—	—

(1)	The stock awards vest upon termination of employment by death, disability, retirement or, after a Change in Control, termination by the Company without Cause, or at such other time as determined by the Board of Directors or Compensation Committee. “Change of Control” and “Cause,” for purposes of the Unvested Stock Bonus Awards, are defined pursuant to the 2005 Plan. The amounts shown in the Voluntary Termination column assume that the Board of Directors or Compensation Committee determined to accelerate vesting.

(2)	Reflects the estimated single sum present value of qualified and non-qualified retirement plans accumulated as of December 31, 2006 which Ms. Calta would be entitled to receive upon reaching age 65. Acceleration of vesting occurs in the event of a change of control. However, since Ms. Calta is 100% vested at the measurement date, no additional benefits will be paid in the event of a change of control. As of December 31, 2006, Ms. Calta had not attained our normal retirement age of 65.

(3)	Ms. Calta is entitled to receive a lump-sum payment to permit her to pay 18 months worth of future premiums to continue coverage under our health and welfare benefit plans. As of December 31, 2006, Ms. Calta was not enrolled in any of our health and welfare benefit plans. The amount shown reflects an estimated payment that would be made to her if she had been enrolled in such plans.

(4)	Reflects the aggregate estimated amount of all future payments to which Ms. Calta would be entitled to receive under our disability program. Ms. Calta would be entitled to receive such benefits until age 65.

(5)	Reflects the aggregate amount of 10 annual payments of $70,000 each under Ms. Calta’s life insurance benefits, payable over the 10 year period following death.

(6)	In the event of a “for cause” termination related to dishonest conduct, the Compensation Committee may deny vested retirement benefits to Ms. Calta.

Gary Skidmore

The following table details the potential severance benefits to which Gary Skidmore, Executive Vice President – Direct Marketing, is entitled upon termination of employment under various scenarios.

Benefit	Voluntary Termination	Early Retirement	No Change in Control			Change in Control			Death	Disability
			For Cause Termination		Termination Without Cause or for Good Reason	For Cause Termination		Termination Without Cause or for Good Reason
Cash Severance	—	—	—		—	—		$1,042,100	—	—
Equity
Unvested Options	—	—	—		—	$529,616		$529,616	—	—
Unvested Bonus Stock Awards (1)	$55,143	$55,143	—		—	—		$55,143	$55,143	$55,143
Retirement Benefits (2)	$319,494	—	$319,494	(6)	$319,494	$319,494	(6)	$319,494	$319,494	$319,494
Health and Welfare Benefits (3)	—	—	—		—	—		$19,846	—	—
Disability Income (4)	—	—	—		—	—		—	—	$2,140,538
Life Insurance Benefits (5)	—	—	—		—	—		—	$700,000	—
Excise Tax Gross-up	—	—	—		—	—		$827,717	—	—

(1)	The stock awards vest upon termination of employment by death, disability, retirement or, after a Change in Control, termination by the Company without Cause, or at such other time as determined by the Board of Directors or Compensation Committee. “Change of Control” and “Cause,” for purposes of the Unvested Stock Bonus Awards, are defined pursuant to the 2005 Plan. The amounts shown in the Voluntary Termination column assume that the Board of Directors or Compensation Committee determined to accelerate vesting.

(2)	Reflects the estimated single sum present value of qualified and non-qualified retirement plans accumulated as of December 31, 2006 which Mr. Skidmore would be entitled to receive upon reaching age 65. Acceleration of vesting occurs in the event of a change of control. However, since Mr. Skidmore is 100% vested at the measurement date, no additional benefits will be paid in the event of a change of control. As of December 31, 2006, Mr. Skidmore had not attained our normal retirement age of 65.

(3)	Reflects the lump-sum payment to be paid by us to Mr. Skidmore to permit him to pay 18 months worth of future premiums under our health and welfare benefit plans.

(4)	Reflects the aggregate estimated amount of all future payments to which Mr. Skidmore would be entitled to receive under our disability program. Mr. Skidmore would be entitled to receive such benefits until age 65.

(5)	Reflects the aggregate amount of 10 annual payments of $70,000 each under Mr. Skidmore’s life insurance benefits, payable over the 10 year period following death.

(6)	In the event of a “for cause” termination related to dishonest conduct, the Compensation Committee may deny vested retirement benefits to Mr. Skidmore.

DIRECTOR COMPENSATION

Annual director’s fees for independent directors are set at $50,000, and such directors also receive $2,000 for each in-person Board meeting attended, $1,000 for each in-person committee meeting attended and $750 for any telephonic Board or committee meetings attended. Our committee chairs also receive the following annual fees: $10,000 for the Audit Committee Chairman, $5,000 for the Compensation Committee Chairman and $2,000 for the Nominating and Corporate Governance Committee Chairman. Under the 2005 Plan, non-employee directors may elect to receive all or a portion of the cash compensation otherwise payable for such director’s services in common stock based upon fair market value. In addition, each independent director receives an initial grant of non-statutory stock options exercisable for 5,000 shares of common stock upon initial appointment or election, and, in the discretion of the Board, an annual grant of options or other forms of equity each year. Any such options granted vest in equal 25% installments on the second, third, fourth and fifth anniversary of the grant. In 2006, each of the independent directors received 1,937 shares of restricted stock, which stock has a three-year restricted period, and there were no option grants to any non-employee director.

Under the Corporate Governance Principles adopted by the Board, each director is expected to own, at a date no later than three years after election to the Board, shares of Company common stock valued at not less than two times the annual cash retainer (or, for 2006, stock valued at $100,000). As of December 31, 2006, each director owned at least this amount of Company stock.

Effective January 1, 2006, Mr. Larry Franklin resigned as an employee of the Company, but continues to serve as Chairman of the Board. As Chairman of the Board, Mr. Franklin receives $250,000 annually as a fee for his services and attendance at Board and committee meetings, which amount is in lieu of all other compensation.

Pursuant to its charter, the Compensation Committee is responsible for reviewing compensation recommendations for the Company’s outside directors made by the CEO and the Board and making recommendations to the full Board with respect to such recommendations. The Compensation Committee has the sole authority to retain or terminate any consulting firm engaged to assist in the evaluation of director compensation. From time to time, the Compensation Committee reviews surveys and other information provided by outside consultants to provide insights on director compensation matters. Our director compensation, including the Chairman’s fee, is structured predominantly based upon the results of such reviews as well as the amount of time devoted to Board and committee meetings. During 2006, the Compensation Committee did not engage any outside consulting firms for director compensation matters. The Compensation Committee may appoint subcommittees and delegate to a subcommittee such power and authority as it deems appropriate, subject to certain limitations set forth in its charter and discussed above under the Compensation Discussion and Analysis.

The following table provides an overview of 2006 compensation for our non-employee directors’ service on the Board and its committees:

Name (a)	Fees Earned or Paid in Cash ($) (1) (b)		Stock Awards ($) (2) (3) (c)	Option Awards ($) (2)(4) (d)	All Other Compensation (5) (e)	Total ($) (f)
David L. Copeland	$80,250		$15,535	$19,358	$465	$115,608
William F. Farley	$74,250	(6)	$15,535	$19,584	$465	$109,834
Larry Franklin (7)	$250,000		—	—	—	$250,000
William K. Gayden	$67,000	(8)	$15,535	$19,358	$465	$102,358
Christopher M. Harte	$76,250	(9)	$15,535	$19,358	$465	$111,608
Houston H. Harte	—		—	—	—	—
Judy C. Odom	$72,000	(10)	$15,535	$20,029	$465	$108,029

(1)	Fees were paid in cash, unless otherwise designated.

(2)	The amounts in columns (c) and (d) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in note H of the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in our Form 10-K.

(3)	Each of the independent directors was granted 1,937 shares of restricted stock in 2006 with grant date fair values, computed in accordance with SFAS 123R, of $15,535. Restricted stock awards are granted with no exercise price and vest 100% on the third anniversary of their date of grant.

(4)	There were no option awards granted to any of the directors during 2006. Each of the Company’s independent directors had 13,400 option awards outstanding as of December 31, 2006. While each of the independent directors hold the same number of outstanding options, the dollar award value variances in the column are the result of certain of these options (for Mr. Farley and Ms. Odom) having been granted at different dates – the date, respectively, on which each first joined the Board – than the grant dates for the other three independent directors.

(5)	Reflects the amount of dividends paid by the Company during the year on shares of restricted stock held by each of the directors.

(6)	Fees totaling $37,125 were paid in cash and the remaining $37,125 of fees were paid in the form of company stock at the director’s election.

(7)	During 2006, Mr. Franklin received $478,146 in pension payments and $1,199,029 in deferred compensation payments arising out of pre-existing compensation arrangements based on his former service as an executive officer of the Company. In 2006, the Company also incurred approximately $3,960 in compensation expense relating to stock options that were previously awarded to Mr. Franklin during his former service as an executive officer of the Company. These amounts are not included in the Director Compensation table. As of December 31, 2006, Mr. Franklin had 457,500 option awards outstanding, all of which were awarded during Mr. Franklin’s former service, as described above.

(8)	Fees totaling $33,000 were paid in cash and the remaining $34,000 of fees were paid in the form of company stock at the director’s election.

(9)	All fees were paid in the form of company stock at the director’s election.

(10)	Fees totaling $36,000 were paid in cash and the remaining $36,000 of fees were paid in the form of company stock at the director’s election.

COMPARISON OF STOCKHOLDER RETURNS

The material under this heading is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

The following graph compares the cumulative total return of our common stock during the period December 31, 2001 to December 31, 2006 with the Standard & Poor’s 500 Stock Index (the “S&P 500 Index”) and with a peer group including Axciom Corporation, Catalina Marketing Corporation, Choicepoint, Inc., Convergys Corporation, Equifax, Inc., Fair Isaac and Company, Incorporated, infoUSA, Inc., Sykes Enterprises, Incorporated, and Teletech Holdings, Inc.

The S&P 500 Index includes 500 United States companies in the industrial, transportation, utilities and financial sectors and is weighted by market capitalization. The peer group is also weighted by market capitalization.

The graph depicts the results of investing $100 in our common stock, the S&P 500 Index and the peer group at closing prices on December 31, 2001. It assumes that all dividends were reinvested.

	Base Period Dec-01	Years Ending
		Dec-02	Dec-03	Dec-04	Dec-05	Dec-06
Harte-Hanks, Inc.	100	99.90	117.12	140.83	144.11	152.65
S&P 500 Index	100	77.90	100.25	111.15	116.61	135.03
Peer Group	100	70.76	79.56	91.37	100.68	112.45

REPORT OF THE AUDIT COMMITTEE

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

The Audit Committee is comprised of three directors. The Board has determined in its business judgment that each Committee member is independent under the standards of director independence established under our Corporate Governance Principles and the NYSE listing requirements and is also independent under applicable federal securities laws, including Section 10A(m)(3) of the Exchange Act. The Committee has the authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the Company’s independent auditors. Each of Messrs. Copeland and Farley is a Committee member that the Board has determined is an audit committee financial expert under applicable federal securities laws.

We act under a written charter that was amended and restated on January 28, 2004. The functions of the Committee focus primarily on its oversight of:

•	The integrity of the Company’s financial statements including the financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;

•	The qualifications and performance of the Company’s independent auditors;

•	The performance of the Company’s internal audit function and independent auditors; and

•	The Company’s compliance with legal and regulatory requirements.

The Committee’s functions are not intended to duplicate or certify the activities of the Company’s independent auditors or management, nor can the Committee certify that the Company’s auditors are independent under applicable federal securities laws and NYSE rules.

We meet with management periodically to consider the scope and adequacy of the Company’s internal controls and the objectivity of its financial reporting and discuss these matters with the Company’s independent auditors, the Company’s internal auditors and appropriate Company financial personnel. We also meet at least semi-annually privately with the Company’s independent auditors, KPMG LLP (“KPMG”), and the Company’s internal auditors. The Company’s independent auditors and its internal auditors have unrestricted access to the Committee and can meet with us upon request.

In addition, we review the Company’s financial statements and report our recommendations to the full Board for approval and to authorize action. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. In rendering this report, we have relied, without independent verification, on management’s representations that the financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) and on representations of the Company’s independent auditors included in their report on the Company’s financial statements. Our considerations and discussions with management and the independent auditors, however, do not assure that the Company’s financial statements are presented in accordance with GAAP. Likewise, our considerations and discussions with management and the independent auditors do not assure that the audit of the Company’s financial statements has been performed in accordance with generally accepted auditing standards, or that the Company’s independent auditors are in fact independent.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with GAAP and for the report on the Company’s internal control over financial reporting. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP and for attesting to management’s report on the Company’s internal control over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting.

We held 12 meetings during fiscal 2006. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, the internal auditors and KPMG. We discussed with the Company’s internal auditors and KPMG the overall scope and plans for their respective audits. In addition, we reviewed the audited consolidated financial statements for the 2006 fiscal year and met and held discussions with management and the Company’s independent auditors to discuss those financial statements and the audit related thereto.

We reviewed and discussed the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 2 regarding the audit of internal control over financial reporting. We reviewed and discussed the Company’s guidelines, policies and procedures for risk assessment and risk management and the major risk exposures of the Company and its business units, as appropriate. We reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2006 with management, the internal auditors and KPMG. We reviewed and discussed with management, the internal auditors and KPMG management’s annual report on the Company’s internal control over financial reporting and KPMG’s attestation report.

We discussed with management, the internal auditors and KPMG the processes supporting certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the SEC. In addition, we discussed with management, the internal auditors and KPMG the processes supporting management’s annual report on the Company’s internal controls over financial reporting. We met with the internal auditors and KPMG, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls.

We discussed with KPMG matters that independent accounting firms must discuss with audit committees. Our discussions included generally accepted auditing standards and standards of the PCAOB, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

KPMG provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and represented that it is independent from the Company. We discussed with KPMG their independence from the Company. When considering KPMG’s independence, we reviewed the services KPMG provided to the Company that were not in connection with their audit of the Company’s consolidated financial statements. These services included reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q and the attestation of management’s report on internal control over financial reporting. We also reviewed the audit, audit-related and tax services performed by, and the amount of fees paid for such services to, KPMG. In addition, when considering KPMG’s independence, we considered any fees received by the Company from KPMG.

Based on these activities, we recommended to the Board that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K. We also have selected KPMG as the Company’s independent auditors for the fiscal year ended December 31, 2007.

Audit Committee

David L. Copeland, Chairman	William F. Farley	Christopher M. Harte

INDEPENDENT AUDITORS

Representatives of KPMG LLP, who were the Company’s independent auditors for the year 2006, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. KPMG has been selected as the Company’s independent auditors for the fiscal year ended December 31, 2007.

PRINCIPAL AUDITOR FEES AND SERVICES

The following table sets forth the aggregate fees billed by KPMG for professional services in or related to 2005 and 2006.

	2005	2006
Audit Fees (1)	$976,870	$1,078,830
Audit Related Fees (2)	$71,538	$85,398
Tax Fees (3)	$27,590	$33,390
All Other Fees	—	—

Total	$1,075,998	$1,197,618

(1)	Fees for the annual financial statement audit, quarterly financial statement reviews and audit of internal control over financial reporting.

(2)	Includes fees for assurance and related services other than those included in Audit Fees. Includes charges for statutory audits of certain of the Company’s foreign subsidiaries required by countries in which they are domiciled in 2006 and 2005.

(3)	Fees for tax services and matters principally relating to the Company’s foreign operations, including foreign transfer pricing and international taxes.

PRE-APPROVAL FOR NON-AUDIT SERVICES

Pursuant to its charter, the Audit Committee preapproves permitted non-audit services to be performed for the Company by its independent auditors. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

PROPOSALS FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

There are two different deadlines for the submission of stockholder proposals. Stockholder proposals that are being submitted for inclusion in the Company’s proxy statement and form of proxy for our 2008 annual meeting must be received by us at our principal executive offices on or before December 15, 2007. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act, and our bylaws.

Under our bylaws, stockholder proposals that are being submitted other than for inclusion in the proxy statement and form of proxy for our 2008 annual meeting must be received at our principal executive offices no earlier than February 15, 2008 and no later than March 16, 2008. Such proposals when submitted must be in full compliance with applicable law and our bylaws.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

A copy of our 2006 Annual Report to Stockholders and Form 10-K containing audited financial statements accompanies this Proxy Statement. These materials do not constitute a part of the proxy solicitation material. Our Form 10-K and the exhibits filed with it are available on our website, www.harte-hanks.com in the Investor Relations section. Upon request by any stockholder, we will furnish, without charge, a copy of the Form 10-K, without exhibits; and a copy of any or all exhibits will be furnished for a fee which will not exceed our reasonable expenses. All written requests should be submitted to Harte-Hanks, Inc., 200 Concord Plaza, Suite 800, San Antonio, TX 78216, attention: Corporate Secretary.

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Most Shares

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

000000000.000000 ext            000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 15, 2007.

Vote by Internet
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

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A	Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1. Nominees for Class II Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - William F. Farley	☐	☐	02 - Larry Franklin	☐	☐	03 - William K. Gayden	☐	☐

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting

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B	Non-Voting Items

Change of Address — Please print new address below.

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Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

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Proxy — Harte-Hanks, Inc.

BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

8:30 a.m., Central Time, Tuesday, May 15, 2007

DoubleTree Hotel, San Antonio Airport

37 North East Loop 410

San Antonio, TX 78216

The undersigned stockholder of Harte-Hanks, Inc. (the “Company”) hereby revokes any proxy or proxies previously granted and appoints Larry Franklin and Houston H. Harte or either of them as proxies, each with full powers of substitution and resubstitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) or postponement(s) thereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Harte-Hanks, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. ANY STOCKHOLDER SIGNING THIS PROXY THAT FAILS TO MARK ITEM 1 (ELECTION OF CLASS II DIRECTORS) WILL BE DEEMED TO HAVE GIVEN THE DESIGNATED PROXIES COMPLETE DISCRETION IN VOTING HIS, HER OR ITS SHARES “FOR” SUCH PROPOSAL. IF ITEM 1 IS MARKED, A STOCKHOLDER’S SHARES WILL BE VOTED IN ACCORDANCE WITH HIS, HER OR ITS INSTRUCTIONS. THE DESIGNATED PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN ITEM 2. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED AS DESCRIBED IN THE PROXY STATEMENT.

(Continued and to be voted on reverse side.)